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                                                                   EXHIBIT 11(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



       We consent to the reference to our firm in the Registration Statement, (Form N-1A) and related Statement of Additional Information of Capstone Growth Fund, Inc. and to the inclusion of our report dated November 18, 1996 (except for Note 6 as to which the date is November 25, 1996) to the Shareholders and Board of Directors of Capstone Growth Fund, Inc.




                                                  /s/TAIT, WELLER & BAKER
                                                  TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 27, 1997